As filed with the Securities and Exchange Commission on February 5, 2014

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

Registration Statement under the Securities Act of 1933

HAVE GUN WILL TRAVEL ENTERTAINMENT, INC.
(Name of issuer in its charter)

Nevada	7812	46-4333787
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

Have Gun Will Travel Entertainment, Inc.
5850 Canoga Avenue, 4th Floor
Woodland Hills, CA 91367-6554
(818) 835-2822
(Address and telephone number of principal executive offices)

Tommie Ray, President
5850 Canoga Avenue, 4th Floor, Woodland Hills, CA 91367-6554, (818) 835-2822
 (Name, address and phone number of agent for service)

Copies of communications to:
Matthew C. McMurdo, Esq., 28 West 44th Street, 16th Floor, New York, NY 10036, (917) 318-2865

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-accelerated Filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

Calculation of registration fee

Title of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee(1)
Common stock, $.001 par value per share	5,000,000	$.02	$100,000	$12.88

(1) Fee calculated in accordance with Rule 457(c) of the Securities Act of 1933. Proposed offering price used for calculating the registration fee.

The registrant hereby amends this Registration Statement on the date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on the date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Registrant may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.

This prospectus is not an offer to sell securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus, Subject to completion February 5, 2014

HAVE GUN WILL TRAVEL ENTERTAINMENT, INC.

5,000,000 Shares of Common Stock

Have Gun Will Travel Entertainment, Inc. (“HGWT” or the “Company”) is offering a maximum of 5,000,000 shares of our common stock at $.02 per share (the “Shares”), in a best effort, direct public offering, by our officer and director. There is no minimum proceeds threshold for the offering. The offering will terminate within 180 days from the date of this prospectus. The Company will retain all proceeds received from these shares in this offering. There are no minimum purchase requirements for each investor. All proceeds retained by the Company may not be sufficient to continue operations.

HGWT is currently an “emerging growth company” under the Jumpstart Our Business Startups Act (the “JOBS Act”). The Company has decided that it will opt out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b). The Company understands that this election is irrevocable.

The Company is not a blank check company because it has a specific business purpose and has no plans or intention to merge with an operating company.  None of the Company’s shareholders have plans to enter a change of control or change of management.  None of our current management has previously been involved with a development stage company that did not implement its business plan, that generated no or minimal revenues or was engaged in a change of control.

There is currently no public market for our shares of common stock.

The Company intends to engage a market maker to establish a public market for the shares being offered herein by listing on the OTC Markets, specifically the OTCQB.  To be quoted on the OTCQB, a market maker must file an application on the Company's behalf to make a market in the common stock.

The shares being offered are highly speculative and they involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See "Risk Factors" beginning on page 8.

	Price to Public	Underwriting Discounts and Commissions(1)	Proceeds to Company(2)
Per Share	$.02	$0	$.02

Total Maximum	$100,000	$0	$100,000

(1) Our shares in this offering will be sold by our officer and director for no compensation. There are no underwriting commissions involved in this offering, however, we may pay selling commissions of up to 10% to any broker, dealer, finder or agent who assists us in this offering.

(2) The proceeds to us are shown before deduction for legal, accounting, printing and other expenses estimated at $20,000.

HGWT does not plan to use this offering prospectus before the effective date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 5, 2014

TABLE OF CONTENTS

PROSPECTUS SUMMARY	5

RISK FACTORS	9

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	15

USE OF PROCEEDS	16

DETERMINATION OF OFFERING PRICE	16

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES	16

PLAN OF DISTRIBUTION	20

BUSINESS	21

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	30

DESCRIPTION OF PROPERTY	33

LEGAL PROCEEDINGS	33

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	33

EXECUTIVE COMPENSATION	34

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	35

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	35

DESCRIPTION OF SECURITIES	36

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	36

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	39

EXPERTS	39

WHERE YOU CAN FIND MORE INFORMATION	39

FINANCIAL STATEMENTS	40

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

Until March 18, 2014, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

The information presented is a brief overview of the key aspects of the offering. The prospectus summary contains a summary of information contained elsewhere in this prospectus. You should carefully read all information in the prospectus, including the financial statements and the notes to the financial statements under the Financial Statements section beginning on page 31 prior to making an investment decision.

Business Description

Have Gun Will Travel Entertainment, Inc. is an emerging forward-thinking full-service television pre-production company dedicated to the creation of original concepts and programming with a bold and innovative edge in the reality television space for sale, option and licensure to independent producers, cable television networks, syndication companies, and other entities. The Company is currently developing several reality show concepts in-house.

We need additional capital to fully undertake our business plan. Currently, we rely on the future sales of our original programming to meet the current cost and expenditures of operating the business. We believe that we will need a minimum of $40,000 in capital, including the capital raised in this offering, in order to maintain our current and planned operations through the next 12 months. We intend to raise the capital through the sale of shares of our common stock and/or through the sale/option of our reality TV show concepts. No assurance can be given that HGWT will be able to obtain the necessary capital.

Mr. Ray, the Company's sole officer and director, is managing the Company’s operations and undertaking all aspects of its strategic development. The Company has no employees at this time.

OVERVIEW

HGWT is currently an “emerging growth company” under the JOBS Act. A company loses its “emerging growth company” status on (i) the last day of the fiscal year during which it had total annual gross revenues of $1,000,000,000 or more; (ii) the last day of the fiscal year following the fifth anniversary of the date of its first sale of common equity securities pursuant to an effective registration statement under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (iii) the date on which it has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or (iv) the date on which it is deemed to be a ‘large accelerated filer’, as defined in section 240.12b– 2 of title 17, Code of Federal Regulations, or any successor thereto. As an “emerging growth company,” HGWT is exempt from certain obligations of the Exchange Act including those found in Section 14A(a) and (b) related to shareholder approval of executive compensation and golden parachute compensation and Section 404(b) of the Sarbanes-Oxley Act of 2002 related to the requirement that management assess the effectiveness of the company’s internal control for financial reporting.

Have Gun Will Travel Entertainment, Inc. was incorporated under the laws of the state of Nevada on December 18, 2013. Our corporate and operational offices are located at 5850 Canoga Ave., 4th Floor, Woodland Hills, CA 91367, our telephone number is (818) 835-2822 and our fax number is (818) 835-2683.

We are a developmental stage corporation that is focused on creating original content in reality television programming genre capable of providing dynamic growth potential to the Company. We are a concept-development, or pre-production, business. The Company's overall plan of operations is to develop independent reality TV concepts for sale, option and licensure, with a goal toward catering to independent producers, cable television networks, syndication companies, and other entities. Currently, the Company does not have any agreements with, or sales to, any independent producers, cable television networks or syndication companies.

Since its inception, the Company has completed work on two reality TV concepts and has several projects in development. The Company currently is shopping around its developed Reality TV concepts/treatments, and has one project under review with a prospective buyer. We anticipate selling our projects to the entertainment industry.

In the future, HGWT will also look to engage seasoned professionals in graphics, filmography, development and production to assist in advancing TV show concept to the next level of actual production.

It is anticipated that as the Company grows over the next twelve months, its management team will be expanded from its current one member to consist of additional members who have expertise in the reality television industry, as well as entrepreneurial experience.

PRODUCT DEVELOPMENT

The Company develops reality TV programming content in-house. Although reality TV is mostly unscripted and involves actors that are generally regular people living their lives, a lot of planning is involved behind the scenes of a reality TV production. In our product development process, we utilize the following phases:

- conceptualization
- consumer identification
- commercial viability analysis
- creative phase

Our President, Mr. Ray, currently handles all aspects of content development within the Company, including the development, creation and execution of all programming. Reality TV show concept developing is emotionally and intellectually demanding and, therefore, could be time-consuming. To date, all of our concepts have been developed "on spec" (unsolicited and non-commissioned), and required no capital expenditures.

TARGET MARKET

HGWT will target the Reality Television segments of the television syndication and cable network industry. The Company's success is greatly dependent on its ability to identify a gap in the market and cater to the unsatisfied demand.

Hollywood producers and development executives work full time to create or find new concepts to sell to TV networks. As the changing dynamics that the television industry has been experiencing in the recent years resulted in an acute shortage of development capital for new projects, independent TV producers and smaller production companies all rely on third parties to bring them new exciting developed projects to produce or distribute. This is the market that HGWT has identified and will attempt to fill.

MARKETING STRATEGIES

Management intends to maintain an extensive marketing campaign that we hope will ensure maximum visibility for the developed reality TV concepts among the targeted market. Although the Company will cater to the reality TV segments of the television syndication and cable network industry, the Company’s primary method of competition strategy is to market specifically to independent TV producers and smaller production companies.

Marketing Objectives

•           Establish a strong presence in targeted markets
•           Establish connections with entertainment advertising agencies and marketing firms
•           Build a network of industry contacts (e.g. utilizing Hollywood Creative Directory at hcdonline.com) to create additional visibility for the program

Currently, HGWT does not have any existing relationships or agreements with independent TV producers, producer’s agents, or TV executives.

OUR GROWTH STRATEGY

The Company’s growth strategy is currently set as a three-stage initiative that will culminate within the next few years. The first stage will include hiring additional key management, adding to the Board of Directors, and securing the vital agreements required to enter and participate in the lucrative fields of the Reality TV production industry, as well as capitalize on the demand for quality reality TV entertainment.

In the second phase, the Company plans to outsource and expand its internal operations by engaging seasoned professionals in graphics, filmography, development and production to assist in advancing a TV show concept to the next level of actual production.

In the third phase of HGWT’s growth strategy, the management will direct its attention towards vertically integrating the operations that were previously outsourced, and becoming a premier full-service multi-faceted television production company that develops, sells, produces, packages and licenses shows and formats domestically and internationally.

The Terms of the Offering

Securities Being Offered	Up to 5,000,000 Shares of common stock

Initial Offering Price:	We will sell our shares at a fixed price of .02 per share. This price was determined arbitrarily by us.

Compensation:	No compensation will be paid to the officer and director in connection with the sale of the shares.

Termination of Offering:
The offering will conclude when all of the 5,000,000 shares of common stock have been sold or 180 days from the date of this prospectus, whichever occurs earlier.  We may decide to terminate the offering for no reason whatsoever at the discretion of our management team.

Risk Factors:	The securities offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors”.

Common Stock Issued And Outstanding Before Offering:	8,500,000 shares of our common stock are issued and outstanding as of the date of this Prospectus.

Common Stock Issued And Outstanding After Offering:	13,500,000 shares of common stock

Use of Proceeds:	We will use the proceeds from the sale of the common stock by the Company for general and administrative expenses, salaries, due diligence and general working capital.

Financial Summary

This financial summary does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.

We derived the summary financial information from our financial statements appearing in the section in this prospectus entitled "Financial Statements." You should read this summary financial information in conjunction with the section entitled "Management's Discussion and Analysis," our financial statements and related notes to the financial statements.

Statement of Operations Information:
As of December 31, 2013

Since Inception
Revenues	$0
Expenses	$(10,029)
Profit (Loss) before income taxes	$(10,029)
Provision for income taxes	$0
Net loss	$(10,029)

Balance Sheet Information:
 As of December 31, 2013

Since Inception
Total Assets	$20,000
Total Liabilities	$4,500
Common stock and paid in capital	$25,529
Total stockholders' equity	$15,500

RISK FACTORS

An investment in our securities is highly speculative and subject to numerous and substantial risks. These risks are set forth below. You should not invest in the Company unless you can afford to lose your entire investment. Readers are encouraged to review these risks carefully before making any investment decision.

Risks Relating to Have Gun Will Travel Entertainment, Inc.

Our Officer and Director has No Previous Experience in the Management of a Reality TV Production Company

Although Mr. Ray has first-hand acting and film directing experience, he has no specific experience in establishing and growing a reality TV show production company. This lack of experience may make it more difficult to establish the contacts and relationships necessary to successfully produce and sell reality TV show concepts and other related content. As a result, the Company will be relying heavily on the experience and business acumen of the President and our future officers and directors to establish an effective ongoing business strategy for our future operations. The Company currently does not carry insurance to compensate for the loss of services provided by the President.

Uncertainty as a Going Concern

Our future existence remains uncertain and the report of our independent auditors on our financial statements for the period ended December 30, 2013 includes an explanatory paragraph relating to our ability to continue as a going concern. From inception, we have generated no revenues and suffered losses from operations and require additional financing. Ultimately, we need to generate revenues and attain profitable operations. These factors raise substantial doubt about our ability to continue as a going concern. There can be no assurance that HGWT will be able to develop commercially viable products or an effective marketing system. Even if we are able to develop commercially viable reality TV show concepts, there is no assurance that we will be able to attain profitable operations.

Our Business Plan and Operational Structure May Change

As an emerging company, we continually analyze our business plan and operations in the light of market conditions and developments.  As a result of our ongoing analyses, we may decide to make substantial changes in our business plan and operations. In the future, as we continue our internal analyses and as market conditions and our available capital change, we may decide to make organizational changes and/or alter some or all of our overall business plan. Currently, the Company has no intention of changing its business model or operations.

Limited Capital and Need for Additional Financing

The funds currently available to us are inadequate to fully implement our business plan. Until we have achieved revenues sufficient for us to break-even, we will not be a self-sustaining entity, which could adversely impact our ability to be competitive in the reality TV space. We require additional funding for continued operations and will therefore be dependent upon our ability to raise additional funds through bank borrowing, equity or debt financing or asset sales. We expect to access the public and private equity and/or debt markets periodically to obtain the funds we need to support our operations and continued growth.  There is no assurance that we will be able to obtain additional funding when needed, or that such funding, if available, can be obtained on terms acceptable to us. If we require, but are unable to obtain, additional financing in the future on acceptable terms, or at all, we will not be able to continue our business strategy, respond to changing business or economic conditions, withstand adverse operating results or compete effectively. If we cannot obtain needed funds, we may be forced to curtail or cease HGWT activities altogether. When additional shares are issued to obtain financing, current shareholders will suffer a dilutive effect on their percentage of stock ownership. There is no certainty that our expenditures will result in a profitable business as proposed.

HGWT May Incur Losses for the Foreseeable Future

We expect to incur losses for the foreseeable future and we may never become profitable. There are no assurances that significant revenues from the sales, options and licensure of our reality TV programming necessary for the Company to become break-even will occur. We expect our expenses to increase as we continue to develop the operations necessary to fully implement our business plan.  Our expenses will continue to increase as we may hire additional employees; implement our marketing plans; pursue further research and development of our programming and other related content in the reality TV formats. We cannot now determine the amount by which our expenses will increase as we grow.

Projections May be Inaccurate and Actual Results may be Materially Worse

Projections are only estimates of future results and are based upon assumptions made at the time the projections are developed. There can be no assurance that the results set forth in the projections will be attained, and actual results may be significantly different from the projections. Materially worse results would likely cause HGWT to cease operations.

Changes in U.S., Global, or Regional Economic Conditions

We are susceptible to adverse impacts caused by domestic and/or international economic downturns (including the current challenging economic landscape) in the reality television markets in which we operate. A decline in economic activity in the U.S. and other regions of the world can adversely affect demand for entertainment, including reality TV shows, thus reducing our revenue. The most recent decline in economic conditions reduced spending at broadcasting studios for ad spots, and as a result TV networks had a smaller pool of revenue to buy reality TV shows from industry operators which HGWT is striving to be a part of, and similar impacts can be expected should such conditions recur. Additionally, an increase in price levels generally, or in price levels in a particular sector such as the energy sector, could result in a shift in consumer demand away from the Reality TV entertainment products we offer, which could also adversely affect our revenues and, at the same time, increase our costs. A decline in economic conditions could also reduce the amount consumers are allowing for cable services offering reality TV shows (such as Bravo, A&E, etc.) Economic conditions can also impair the ability of those with whom we anticipate to do business to satisfy their obligations to us. There can be no assurance that we will survive any such economic downturn, or if we do survive, that we will be capable of executing or furthering, to any meaningful degree, the originally conceived business plans.

Changes in Public and Consumer Tastes and Preferences for Reality TV Shows

We create reality TV entertainment products whose success depends substantially on consumer tastes and preferences that change in often unpredictable ways. The success of our business depends on our ability to consistently create and sell original reality TV programming that meet the changing preferences of the broad consumer market. Moreover, we may invest substantial amounts in production of a sizzle reel/trailer, or pilot before we learn the extent to which our product will earn consumer acceptance. If our products do not achieve sufficient consumer acceptance, our revenue from reality TV concept sales/options/licensure may decline or fail to grow to the extent we anticipate when making investment decisions and thereby adversely affect the profitability of our business.

Lack of Diversification

Currently, HGWT has no employees and its management consists of one member – our sole officer and director Tommie Ray. Our size makes it unlikely that we will be able to commit our funds to diversify the business until HGWT has a proven track record, and we may not be able to achieve the same level of diversification as larger entities engaged in this type of business.

Competition from Other Reality TV Show Producers and Production Companies

Virtually any company that is engaged in developing and producing reality TV show concepts is considered HGWT’s competition. Potential competitors may have greater name recognition, industry contacts and more extensive customer bases that could be leveraged to accelerate their competitive activity.  Moreover, potential competitors may establish future cooperative relationships among themselves and with third parties to enhance their products in this reality television market space in which we propose to operate.  Consequently, competitors or alliances may emerge and rapidly acquire significant market share.  We cannot assure you that we will be able to compete effectively with any competitor or that the competitive pressures faced by us will not harm our business. Such intense competition will limit our opportunities and have a materially adverse effect on our profitability or viability.

Dependence on the Maintenance of Intellectual Property Rights in Our Products

The unauthorized use of our intellectual property rights may increase the cost of protecting these rights or reduce our revenues. The unauthorized use of intellectual property in the entertainment industry generally continues to be a significant challenge for intellectual property rights holders.

With respect to intellectual property developed by the Company, the Company is subject to the risk of challenges to our concept rights by third parties. Successful challenges to our rights in intellectual property may result in increased costs for obtaining rights or the loss of the opportunity to earn revenue from the intellectual property that is the subject of challenged rights. The Company is not aware of any challenges to its intellectual property rights that it currently foresees having a material effect on its operations.

Inability to Attract and Retain Qualified Personnel

HGWT management team currently consists of one member – sole officer and director Tommie Ray. We anticipate that as the Company grows, it will be expanded from its current one member to consist of additional members who have expertise in the reality television industry, as well as entrepreneurial experience. Our future success depends in significant part on our ability to attract and retain key management and marketing personnel. Competition for highly qualified professional, business development, and management and marketing personnel is intense. We may experience difficulty in attracting new personnel, may not be able to hire the necessary personnel to implement our business strategy, or we may need to pay higher compensation for employees than we currently expect. A shortage in the availability of qualified personnel could limit our ability to grow. We cannot assure you that we will succeed in attracting and retaining the personnel we need to grow.

Loss of Services of Key Man

Our future success depends in a large part upon the continued contributions and services of our President Tommie Ray. This individual is critical to the overall management and will be difficult to replace. The loss of the key contributor, or the failure of Mr. Ray to perform, could materially and adversely affect HGWT’s performance. We do not maintain any key-person life insurance policies.

Indemnification Requirements

HGWT may be required to indemnify, among others, the officer and director for liabilities incurred in connection with the affairs of HGWT. Such liabilities may be material. The indemnification obligations of HGWT would be payable from the assets of HGWT, thus causing a material adverse effect on the Company’s operations.

Requirements to Maintain Proper and Effective Internal Controls

HGWT must ensure that adequate internal financial and accounting controls and procedures are in place so that it can produce accurate financial statements on a timely basis. HGWT must spend considerable effort on establishing and maintaining internal controls, which is costly and time-consuming and needs to be re-evaluated frequently. Implementing any appropriate changes to the internal controls may entail substantial costs to modify HGWT’s existing financial and accounting systems, take a significant period of time to complete, and distract HGWT’s officers, directors and employees from the operation of our business. These changes may not, however, be effective in maintaining the adequacy of HGWT’s internal controls, and any failure to maintain that adequacy, or a consequent inability to produce accurate financial statements on a timely basis, could increase operating costs and could materially impair HGWT’s ability to operate our business. In addition, investors’ perceptions that HGWT’s internal controls are inadequate or that it is unable to produce accurate financial statements may seriously affect the stock price.

Changes in Financial Accounting Standards or Practices

A change in accounting standards or practices can have a significant effect on HGWT’s operating results and may affect our reporting of transactions completed before the change is effective. New accounting pronouncements and varying interpretations of existing accounting pronouncements have occurred and may occur in the future. Changes to existing rules or the questioning of current practices may adversely affect HGWT’s reported financial results or the way we conducts our business.

Significant Costs of Operating as a Public Company

As a public company, HGWT will incur significant accounting and other expenses. These expenses include increased accounting, legal and other professional fees, insurance premiums and investor relations costs. HGWT’s management needs to devote a substantial amount of time to compliance issues. Moreover, HGWT’s legal and financial compliance costs are material.

The Costs and Expenses of SEC Reporting and Compliance

After the effectiveness of this registration statement, we will be subject to the reporting requirements of the Exchange Act. The costs of complying with such requirements may be substantial. In the event we are unable to establish a base of operations that generates sufficient cash flows or cannot obtain additional equity or debt financing, the costs of maintaining our status as a reporting entity may inhibit out ability to continue our operations.

Limited Protection against Interested Director Transactions, Conflicts of Interest and Similar Matters

We do not currently have audit or compensation committees. As a result, our director has the ability, among other things, to determine his own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

Possible Regulatory Changes

The SEC and other regulators, from time to time, review the public company arena and our relationship to the securities markets and investors. As a result of such reviews, the SEC and such regulators may propose additional regulations that would affect HGWT. Such regulations could increase the cost of operating HGWT and subject it to new regulatory filing or registration requirements.

The Impact of Governmental Regulation

Our business may be subjected to applicable laws and regulations, including laws and regulations on taxation and employment matters. Compliance with such laws and regulations will increase our cost of operations and would decrease our net profit.

Risks of Purchasing Shares

Possible Loss of Entire Investment in the Company

This offering is intended for investors who can accept the applicable risks. Prospective investors should not subscribe unless they can readily bear the consequences of the loss of their entire investment. Being that the Company’s management has limited experience in this industry, such loss of investment may be more likely to occur.

Exchange Fluctuations may Decrease the Value of your Investment

Shares will be priced in US dollars, and persons investing by converting foreign currency will bear the risk of such conversion. The Company understands that foreign investors may be attracted to investments in the reality TV industry, therefore be more likely to invest in securities, such as the Company’s common stock. The value of such investments may be affected favorably or unfavorably by fluctuations in exchange currencies. In addition, prospective investors whose assets and liabilities are primarily denominated in currencies other than US Dollars should take into account the potential risk of loss arising from fluctuations in the rate of exchange between the currency of the investment and such other currency.

Additional Dilution as Additional Shares are Issued

Additional offerings will likely have to be made in the future to raise capital to meet operating cash flow needs. Such offerings may include warrants for issuance of additional common stock, further diluting the number of shares of common stock outstanding from time to time. An increase in the number of our shares of common stock from these events or others may result in a decrease of the market price for our common stock and will dilute the ownership interest of current shareholders.

Future Debt Financing may Involve Restrictive Covenants

Future debt financing transactions, if available, may involve restrictive covenants, which may limit the Company’s operating flexibility with respect to certain business matters. If additional funds are raised through debt financing, the debt holders may require the Company to make certain agreements or covenants, which could limit or prohibit the Company from taking specific actions, such as establishing a limit on further debt, a limit on dividends, a limit on sale of assets, or specific collateral requirements. Furthermore, if the Company raises funds though debt financing, the Company would also become subject to interest and principal payment obligations. In either case, if the Company was unable to fulfill either of the covenants or the financial obligations, the Company may risk defaulting on the loan, whereby ownership of the Company’s assets could be transferred from the shareholders to the debt holders.

Shares Eligible for Future Sale under Rule 144 May Adversely Affect the Market Value for our Securities

From time to time, certain of our stockholders who hold restricted securities may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act of 1933, subject to certain limitations. Although our current stockholder has no current intention or ability to sell his shares, any substantial sales by holders of our common stock in the future pursuant to Rule 144 may have a material adverse affect on the market price of our securities.

If Securities or Industry Analysts do not publish Research or Reports about HGWT’s Business or if they issue an Adverse or Misleading Opinion Regarding HGWT Stock, its Price and Trading Volume could Decline

The trading market for HGWT’s common stock will be influenced by the research and reports that industry or securities analysts publish about HGWT or its business, if any. Negative reports could have a negative impact on HGWT’s stock price.

Our Shares will be deemed to be "Penny Stocks” and will be Subject to Various Eligibility and Disclosure Requirements on Broker-Dealers engaged in the Resale of these Shares

The shares offered in this prospectus will be "penny stocks" as that term is defined in the Securities Exchange Act of 1934, as amended, (the ‘Exchange Act”) to mean, among other definitions, equity securities with a price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or an accredited investor must make a special suitability determination regarding the purchaser and provide special disclosure documents to the purchaser. The imposition of these suitability standards and special disclosures could reduce an investor's ability to resell the shares at a time or price desired. See the section "Market for Common Equity and Related Stockholder Matters."

We do not foresee paying Cash Dividends in the Foreseeable Future

We have never paid cash dividends on our common stock and we do not plan to declare or pay any cash dividends on our shares of common stock in the foreseeable future and currently intend to retain any future earnings for funding growth. As a result, investors should not rely on an investment in our securities if they require the investment to produce dividend income. Capital appreciation, if any, of our shares may be investors' sole source of gain for the foreseeable future. Moreover, investors may not be able to resell their shares of the Company at or above the price they paid for them.

There May be an Absence of a Trading Market

There currently is no trading market for our stock. While we intend to utilize a marker maker to apply for listing on the OTC Markets (“OTCQB”) following completion of this offering, we cannot assure you that a public market will ever develop. You will likely not be able to sell your securities if a regular trading market for our securities does not develop and we cannot predict the extent, if any, to which investor interest will lead to the development of a viable trading market in our shares. We expect the initial market for our stock to be limited, if a market develops at all. Even if a limited trading market does develop, there is a risk that the absence of potential buyers will prevent you from selling your shares if you determine to reduce or eliminate your investment in HGWT. Additionally, the IPO offering price of $.02 per share may not reflect the current value of our shares after the offering. This lack of a trading market and a lack of an adequate number of potential buyers may result in the inability to sell your shares when desired or result in your receiving a lower price for your shares upon their sale than you paid in this offering.

If we fail to Remain Current on our Reporting Requirements, we could be removed from Quotation by the OTCQB

Companies quoted on the OTCQB must be reporting issuers under Section 12 of the Exchange Act, and must be current in their reports under Section 13 of the Exchange Act, in order to maintain price quotation privileges on the OTCQB. If we fail to remain current on our reporting requirements, we could be removed from the OTCQB. As a result, the market liquidity for our securities could be adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of shareholders to sell their securities in the secondary market.

Changes in Tax Rules or Interpretations could Cause a Shareholder to become subject to Additional Taxes

Federal income tax legislation may be amended, or its interpretation changed, so as to alter fundamentally the tax consequences of holding or disposing of shares of common stock. The investor should consult his, her or its own tax counsel for tax matters via this investment opportunity.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements.  The words "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "plan," "expect" and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions described in "Risk Factors" and elsewhere in this prospectus.

Other sections of this prospectus may include additional factors which could adversely affect our business and financial performance. Moreover, we operate in a highly regulated, very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

We undertake no obligation to update publicly or revise any forward-looking statements. You should not rely upon forward-looking statements as predictions of future events or performance. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or will occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We have an ongoing obligation to continually disclose material future changes in the Company and its operations.

USE OF PROCEEDS

We will use our best efforts to raise a maximum of $100,000 in this offering. We are requiring no minimum offering proceeds threshold. The table below summarizes how we will utilize the proceeds of this offering, including in the event that the Company raises less than the full amount expected ($100,000). The actual amount of proceeds realized may differ from the amounts summarized below (1)

	If 10% of	If 25% of	If 50% of	If 75% of	If 100% of
	Shares Sold	Shares Sold	Shares Sold	Shares Sold	Shares Sold
GROSS PROCEEDS	$10,000	$25,000	$50,000	$75,000	100,000
Offering Expenses (2)	$20,000	$20,000	$20,000	$20,000	$20,000
NET PROCEEDS	$(10,000)	$5,000	$30,000	$55,000	$80,000
General and Administrative Expense	$0	$0	$4,000	$7,500	$15,000
Officer and Employee Salaries	$0	$0	$0	$0	$0
Working Capital (3)	$(10,000)	$5,000	$26,000	$47,500	$65,000

(1) The amounts set forth above are estimates by management for the allocations of the net proceeds of this offering based upon the current state of our business operations, our business plan and current economic and industry conditions.

(2) Offering expenses include legal, accounting, printing, filing, registration, qualification, and other expenses of Have Gun Will Travel Entertainment, Inc. and the offering of the Shares including marketing and sales costs, but exclude selling commissions. We will pay no commissions or other compensation to our officers and directors who will be offering the Shares. However, we may pay commissions and expenses of up to 10% of all proceeds raised by any broker, dealer, finder or agent who may assist in finding purchasers in this offering, though we currently have no such agreements.  To the extent offering expenses are less, the excess funds will be added to working capital.

(3) Working capital is the cost related to operating our office and accounting ($2,000 to $5,000), obtaining office equipment and supplies ($2,000 to $5,000), travel ($5,000 to $10,000), and general working capital for the filming, editing, creation of sizzle reel/trailer/pilot ($10,000 to $40,000). If less than 20% of the shares are sold the cost of the offering will exceed the net proceeds and result in a decrease in our working capital.

DETERMINATION OF OFFERING PRICE

Our initial offering price of $.02 per share was arbitrarily determined and bears no relationship to our current assets, earnings, book value or any other objective standard of value. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

We are offering our common stock at a price per share that is significantly more than the price per share paid by our current stockholder for our common stock. We are offering for sale up to 5,000,000 shares of common stock with proceeds going to the Company. If you purchase Shares in this offering you will experience immediate and substantial dilution.

Dilution represents the difference between the price per share paid by purchasers in this offering and the net tangible book value per share. Net tangible book value per share represents our net tangible assets (our total tangible assets less our total liabilities), divided by the number of shares of Common Stock outstanding at the time of the offering. Based upon 8,500,000 issued and outstanding shares of Common Stock on December 31, 2013, our net tangible book value per share was $0.002, or $0.002 per share.

After giving effect to the sale of the maximum of 5,000,000 Shares being offered in this offering, at $0.02 per Share, and the payment of expenses related to the offering, our pro forma net tangible book value would increase by $80,000 to $100,000 or $0.007 per share.

The following table illustrates the pro forma per share dilution described above assuming 5,000,000 shares are sold:

5,000,000
Shares Sold

Offering Price per share	$0.02

Net tangible book value per share before the offering	$0.002

Pro forma net tangible book value per share after the offering	$0.007

Dilution per share to new investors	$0.013

After giving effect to the sale of 75% of the Shares (3,750,000 shares) being offered in this offering, at $0.02 per Share, and the payment of expenses related to the offering, our pro forma net tangible book value would increase by $55,000 to $75,000 or $0.006 per share.

The following table illustrates the pro forma per share dilution described above assuming 3,750,000 shares are sold:

3,750,000
Shares Sold

Offering Price per share	$0.02

Net tangible book value per share before the offering	$0.002

Pro forma net tangible book value per share after the offering	$0.006

Dilution per share to new investors	$0.014

After giving effect to the sale of 50% of the Shares (2,500,000 shares) being offered in this offering, at $0.02 per Share, and the payment of expenses related to the offering, our pro forma net tangible book value would increase by $30,000 to $50,000 or $0.005 per share.

The following table illustrates the pro forma per share dilution described above assuming 2,500,000 shares are sold:

2,500,000
Shares Sold

Offering Price per share	$0.02

Net tangible book value per share before the offering	$0.002

Pro forma net tangible book value per share after the offering	$0.005

Dilution per share to new investors	$0.015

After giving effect to the sale of 25% of the Shares (1,250,000 shares) being offered in this offering, at $0.02 per Share, and the payment of expenses related to the offering, our pro forma net tangible book value would increase by $5,000 to $25,000 or $0.003 per share.

The following table illustrates the pro forma per share dilution described above assuming 1,250,000 shares are sold:

1,250,000
Shares Sold

Offering Price per share	$0.02

Net tangible book value per share before the offering	$0.002

Pro forma net tangible book value per share after the offering	$0.003

Dilution per share to new investors	$0.017

After giving effect to the sale of 10% of the Shares (500,000 shares) being offered in this offering, at $0.02 per Share, and the payment of expenses related to the offering, our pro forma net tangible book value would decrease by $10,000 to $10,000 or $0.001 per share.

The following table illustrates the pro forma per share dilution described above assuming 500,000 shares are sold:

500,000
Shares Sold

Offering Price per share	$0.02

Net tangible book value per share before the offering	$0.002

Pro forma net tangible book value per share after the offering	$0.001

Dilution per share to new investors	$0.019

The table below indicates the relative aggregate cash investment and stock ownership of new investors in this offering:

Maximum Offering of 5,000,000 Shares	Investment	%	Stock Ownership	%

Current Stockholders	$8,500	7.8%	8,500,000	63%
New Investors	$100,000	92.2%	5,000,000	37%

75% Offering of 5,000,000 Shares	Investment	%	Stock Ownership	%

Current Stockholders	$8,500	10.2%	8,500,000	69%
New Investors	$75,000	89.8%	3,750,000	31%

50% Offering of 5,000,000 Shares	Investment	%	Stock Ownership	%

Current Stockholders	$8,500	14.5%	8,500,000	77%
New Investors	$50,000	85.5%	2,500,000	23%

25% Offering of 5,000,000 Shares	Investment	%	Stock Ownership	%
Current Stockholders	$8,500	25.4%	8,500,000	87%
New Investors	$25,000	74.6%	1,250,000	13%

10% Offering of 5,000,000 Shares	Investment	%	Stock Ownership	%

Current Stockholders	$8,500	45.9%	8,500,000	94%
New Investors	$10,000	54.1%	500,000	6%

PLAN OF DISTRIBUTION

The Company fully intends to have the Shares quoted on the OTCQB. To be quoted on the OTCQB, the Company must have a market maker file an application on its behalf.  The Company has identified a few potential market makers. The shares being offered in this prospectus are not currently listed or quoted on any stock exchange nor traded in any public market. If no trading market develops for our common stock, it will be difficult to sell your shares or, if sold, it may be difficult to resell the shares for a price at or above the current offering price. Even if a trading market is established, there is no assurance that such trading market can be sustained.

We are offering up to a total of 5,000,000 shares of common stock in a best efforts, direct public offering, without any involvement of underwriters. The offering price is $.02 per share. The offering will terminate 180 days from the date of this prospectus or when all of the Shares are sold, whichever comes first. We also have the right to terminate this offering at any time prior to the expiration of the offering period. We will use our best efforts to sell as many shares as possible up to the maximum offering amount of 5,000,000 shares. This is no minimum offering amount. We may accept or reject any subscription amount from any investor in our sole discretion or we may accept only part of a subscription amount. Expenses related to the offering are estimated to be $20,000.

We will sell the shares in this Offering through our officer and director. He will receive no commission from the sale of any Shares. He will not register as a broker/dealer under the 1934 Act in reliance upon Rule 3a4-1 under the 1934 Act. Mr. Ray may rely upon Rule 3a4-1 because (i) he is not subject to any statutory disqualifications, as defined in Section 3(a)(39) of the 1934 Act, (ii) he will not be compensated in connection with the sale of the Company’s securities by the payment of commissions or other remuneration based either directly or indirectly on transactions in the securities, (iii) he is not an associated person of a broker or dealer, (iv) he will primarily perform, at the end of the offering, substantial duties for or on behalf of the Company, otherwise than in connection with transactions in securities, (v) he was not a broker or dealer, or an associated person thereof, within the preceding 12 months, (vi) he does not participate in selling an offering of securities for any issuer more than once every 12 months, except in reliance on (iv) and (v) above. The Company will register as the issuer-agent in those states requiring such registration. However, we may pay commissions and expenses of up to 10% of all proceeds raised by brokers, dealers, finders or selling agents who may participate in this offering.

We anticipate that our common stock will continue to be subject to the penny stock rules under the Securities Exchange Act of 1934, as amended. These rules regulate broker/dealer practices for transactions in “penny stocks.” Penny stocks are generally equity securities with a price of less than $5.00. The penny stock rules require broker/dealers to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations and the broker/dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction, the broker and/or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. The transaction costs associated with penny stocks are high, reducing the number of broker-dealers who may be willing to engage in the trading of our shares. These additional penny stock disclosure requirements are burdensome and may reduce all of the trading activity in the market for our common stock. As long as the common stock is subject to the penny stock rules, holders of our common stock may find it more difficult to sell their shares.

Our officer and director may purchase shares in this offering, however any such purchases will be held for investment purposes only.

Under the securities laws of certain states, the Shares may be sold in such states only through registered or licensed brokers or dealers or persons exempt from such registration. In addition, in certain states the Shares may not be sold unless the Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

Procedures for Subscribing

If you decide to subscribe for any Shares in this offering, you must:

1. Execute and deliver a subscription agreement, and
2. Deliver a check or certified funds to us. Any subscription may be accepted or rejected, in whole or in part, in the sole discretion of management.

All checks for subscriptions must be made payable to "Have Gun Will Travel Entertainment, Inc."

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for shares will be accepted or rejected within five business days after we receive them. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once HGWT accepts a subscription, the subscriber cannot withdraw it unless otherwise dictated by state law.

BUSINESS

COMPANY HISTORY AND OPERATIONS

Have Gun Will Travel Entertainment, Inc. was incorporated under the laws of the state of Nevada on December 18, 2013. The founder of the Company, Mr. Tommie Ray, is an accomplished actor and director whose experience encompasses over 35 years in the film and television industry. Our corporate and operational offices are located at 5850 Canoga Ave., 4th Floor, Woodland Hills, CA 91367, our telephone number is (818) 835-2822 and our fax number is (818) 835-2683.

We are a developmental stage corporation that is focused on creating original content in reality television programming genre capable of providing growth potential to the Company. The Company's overall plan of operations is to develop independent reality TV concepts for sale, option and licensure, with a goal toward catering to independent producers, cable television networks, syndication companies, and other entities. Currently, the Company does not have any agreements with, or sales to, any independent producers, cable television networks or syndication companies. We are a concept-development, or pre-production, business. We do not produce reality shows, we sell our concepts to independent producers and production companies to be produced and distributed.

To date, HGWT has been handling its programming content development in-house by utilizing the creative talents of our President, Mr. Ray. His first-hand acting and directing experience, numerous industry contacts and a dedication to produce projects that are both creatively distinctive and commercially rewarding uniquely position the Company to become a premier reality television production company that creates, packages and produces groundbreaking programming in the reality TV formats.

Since its inception, the Company has completed work on two reality TV concepts and has several projects in development. The Company currently is shopping around its developed Reality TV concepts/treatments, and has one project under review with a prospective buyer. We anticipate selling our projects to the television industry. We will continue to offer our projects for sale to the industry until and following our ability to produce a pilot.

In the future, HGWT will also look to engage seasoned professionals in graphics, filmography, development and production to assist in advancing TV show concept to the next level of actual production. We anticipate that the ability to produce a pilot or a full season of episodes will make a sale easier. The Company may also accept submissions of original content from agencies representing reality TV show writers for consideration of development and production.

It is anticipated that, as the Company grows over the next twelve months, its management team will be expanded from its current one member to consist of additional members who have expertise in the reality television industry, as well as entrepreneurial experience.

Other than the reality TV programming content development mentioned above, our operations to date have been devoted primarily to startup and development activities, which include the following:

1. Formation of the Company;

2. Development of our business plan;

3. Preliminary marketing of our completed projects, as well as ones still in development, to potential clients.

We are attempting to build the Company to become fully self-sufficient. In order to generate revenues, we must address, among others, the following areas: product development, target market, marketing strategies, growth strategy and competition.

Assuming we raise the entire $100,000, the proceeds from this offering will satisfy our cash requirements for more than twelve (12) months. We will use the capital to undertake our business plan to develop reality TV programming content for sale, option and licensure.

PRODUCT DEVELOPMENT

The Company develops reality TV programming content in-house. Although reality TV is mostly unscripted and involves actors that are generally regular people living their lives, a lot of planning is involved behind the scenes of a reality TV production. In our product development process we utilize the following phases:

- conceptualization
- consumer identification
- commercial viability analysis
- creative phase

The first step in reality TV production is to come up with a concept for the reality TV show. Since HGWT is in the business of developing reality TV content for sale, it is essential to choose an idea that might provoke interest from prospective buyers and inspire them to see its potential. Therefore, in order to strengthen a concept’s marketability, we ensure from the very beginning that the idea is innovative and thrilling. The Company uses the concept as an axis from which all other production decisions are to be made. One of the defining aspects of reality TV is the manner in which it is shot. Whether the show takes place in a real setting with real people (much like a documentary), shoots in front of a live studio audience that participates in the program, or uses hidden surveillance, reality TV relies on the camera capturing everything as it happens, and the Company carefully works through and maps out every detail. The Company then boils the concept into a brief synopsis and a logline is developed. A logline describes the basic idea and purpose of a show, and the Company considers it the catalyst that helps increase the odds of selling a concept to a prospective buyer.

The next step is to identify the audience. Aiming the content at a specific consumer target market increases the chances of a reality TV show concept sparking interest from potential buyers, so it's important to determine the market that the reality show is intended for and to tailor the programming content appropriately to captivate the audience and transcend their expectations. The primary consumer target market profile is uniquely homogenous. Generally defined as men and women between the ages of 16 and 65, the target consumer market can be further classified as those people in this demographic that have household incomes in the range of $25,000-100,000, and are viewers of reality-based TV programming.

Once a concept has been selected, a third phase in reality TV production begins and we make sure that the TV show concept falls in a commercially viable genre within that market. The reality TV business works in cycles. Every so often a certain type of reality show will become popular, and producers will release show after show in that style until it becomes exhausted. Other genres then take over and the process repeats itself. In terms of salability, it's important for HGWT to choose a genre that is currently on the upswing. For example, some of the genres that enjoy success today are hidden camera shows such as What Would You Do, talent-search shows such as American Idol, documentary series about ordinary people such as the Jerseylicious, high-concept game shows such as Survivor, home improvement shows such as Flipping Out With Jeff Lewis, court shows featuring real-life cases such as The People's Court, etc. We conclude this phase by researching and analyzing the most successful reality TV shows from the arena that HGWT is developing in to identify the artistic and commercial elements that made them work in order to try implementing them for our projects.

HGWT then proceeds to develop the concepts into projects, and a creative phase begins. This is a crucial and very extensive phase which includes developing the format, characters, story lines, storyboards and shooting scripts which are important tools for shaping the direction of the show. While reality shows typically don't have scripts, there is often a shooting script or an outline that details aspects of an episode or part of the show. Similarly, a storyboard is a visual representation of the concept that physically illustrates what will occur in a scene. HGWT may also use a device known as frankenbiting to edit together conversation excerpts or sound bites to create a whole new dialogue or conversation. The final product of the Company's development process can be:

(a) a flashed out concept accompanied by a pitch which consists of a logline, a synopsis, and a treatment. A logline is a one-sentence description of the show. A synopsis is a brief summary of the show including information about the main characters and the theme of the show. A treatment is much like a synopsis of a show idea but is a more inclusive document which includes detailed descriptions of the characters and the show’s plot;

(b) a sizzle reel/trailer;

(c) a full pilot episode for a TV show (when financing is available);

HGWT is a reality TV concept-development, or pre-production, business. We do not produce reality shows, we sell our concepts to independent producers and production companies to be produced and distributed.

Our President, Mr. Ray, currently handles all aspects of content development within the Company, including the development, creation and execution of all programming. Reality TV show concept developing is emotionally and intellectually demanding and, therefore, could be time-consuming. However, it averages approximately 30 days per project.

PROJECTS CURRENTLY IN DEVELOPMENT

Currently, the Company has several provocative treatments in development that it anticipates to sell to the TV industry. To date, all of our concepts have been developed in-house by our President, Mr. Ray "on spec" (unsolicited and non-commissioned), and required no capital expenditures. HGWT has submitted some of its most compelling show concepts to The Creators Vault (an authorship database) to secure proof of creation for its work.

As of February 2014, Mr. Ray has fully completed 2 pre-production reality TV show projects and has three more at different stages of completion. Upon completion of the projects, HGWT will embark on its marketing strategy referenced below in the Marketing Strategies section. The Company cannot provide any assurances that our reality TV concepts will obtain any interest from independent producers or studios and will result in sales. Regardless of the success of these projects, the Company will continue to develop and market its reality TV concepts within the independent reality TV community.

The Company currently is shopping around several Reality TV concepts/treatments, and has one project under review with a prospective buyer. At this time, we will continue to offer our treatments for sale to the industry without the ability to produce a pilot.

In the future, HGWT will also look to engage seasoned professionals in graphics, filmography, development and production to assist in advancing TV show concept to the next level of actual production. The Company may also accept submissions of original content from agencies representing reality TV show writers for consideration of development and production.

OUR TARGET MARKET

HGWT will target the Reality Television segments of the television syndication and cable network industry. The Company's success is greatly dependent on its ability to identify a gap in the market and cater to the unsatisfied demand.

The style of TV that most North Americans over 20 years old grew up with may still be hanging on, with popular shows like Lost, Glee and Modern Family doing extremely well for their respective networks. But in the last decade or so, there has been a distinctive power shift within the television industry. Scripted shows, with continuous stories and character development that require teams of writers and set designers, have been pushed to the back seat. Nowadays, good writers and actors are in limited demand, and the much more affordable Reality TV has become the networks’ new bread and butter.

Reality TV has been quickly expanding in popularity and continue to dominate TV programming, with numerous new reality shows approved each year. With cheaper production costs, the Reality TV business model is efficient, and with our inherent human nature to be curious, demand is easily generated by exploiting this normal virtue. Additionally, the climate that the industry operates in is improving as a result of loosened credit policies, lower interest rates, rising advertising expenditure and migrations to internet and mobile platforms. By definition, reality TV is essentially unscripted programming and focuses on footage of real events or situations. Unlike scripted shows (sitcoms, dramas, newscasts, etc.), reality TV does not employ writers (who are recognized by the Writers Guild of America and are union employees) and actors, and much of the show is run by producers and a team of editors. Because of this, it can be a very affordable programming option from a production standpoint (low costs) and it helps preserve the idea that the shows are real and unscripted. This is one of the main reasons major networks prefer reality TV - the cost of pop-up celebrities far undercuts that of established or current ones.

This cost advantage spills over into the smaller independent and emerging networks - many of which wouldn't exist without the low-cost advantage of reality TV. There are even two channels dedicated solely to reality TV: Fox Reality in the U.S., and Zone Reality in the U.K. Not mentioning MTV, which had a massive resurgence in the 2000s thanks to the format, Bravo, Spike TV and TLC are all channels that owe much of their current successes to reality shows. The biggest advantages reality TV shows have over scripted ones are financial, however, the fact that reality shows are often used to deliver new content (and bring in ad money) while comedies and dramas are "off-season" is a major benefit. By filling the majority of a calendar year with "new" episodes of a show, networks and cable channels can capitalize on ad revenue for a longer time span - and there's little fear that a union strike will cease production in the meantime.

Independent producers, TV executives, broadcast syndication companies, cable networks, etc. all realize this potential and are constantly on the search for new ideas to help reinvent the industry and bring a fresh form of entertainment to viewers, scouting for new reality TV content to produce and distribute. From a show creator's point of view, coming up with concepts that haven't already been produced is difficult. However, to the Company’s benefit, the outlets and opportunities for new TV shows is vast. Hollywood producers and development executives work full time to create or find those new concepts to sell to TV networks. As the changing dynamics the television industry experienced in the recent years resulted in an acute shortage of development capital for new projects, they all rely on third parties to bring them new exciting developed projects to produce or distribute. This is the market that HGWT has identified and will attempt to fill.

MARKETING STRATEGIES

HGWT will market the reality TV programming content it owns to the entertainment industry worldwide. Management intends to maintain an extensive marketing campaign that will ensure maximum visibility for the business’s developed reality TV concepts among its targeted market. Although the Company will cater to the reality TV segments of the television syndication and cable network industry, the Company’s primary method of competition strategy is to market specifically to independent TV producers and smaller production companies. Independent producers and smaller production companies generally lack the resources required to conduct crucial show concept development work and they rely on third parties to supply them with well-developed concepts. Below is an overview of our marketing objectives and strategies.

Marketing Objectives

•           Establish a strong presence in targeted markets
•           Establish connections with entertainment advertising agencies and marketing firms
•           Build a network of industry contacts (e.g. utilizing Hollywood Creative Directory at hcdonline.com) to create additional visibility for the program

To promote and market the reality TV show concepts, the Company may seek the following strategies:

•           Prepare press releases
•           Submit show concepts to major television media market festivals and conferences (such as NATPE, MIPCOM, BANFF, etc.)
•           Pitch shows to TV executives and producers
•           Utilize online sources (e.g. TVWritersVault.com, etc.) to pitch and market our material
•           Create Internet advertising
•           Engage TV producer’s and executive's agents

Currently, our President, Mr. Ray, markets our reality TV show concepts through many channels, including networking at local media conferences and festivals and online sources, as well as his pre-existing and growing personal connections with independent producers. While Mr. Ray has limited experience in building clientele and marketing products to them, we anticipate that as the Company grows, its management will be expanded from one person to consist of additional members with expertise in the reality television industry, as well as entrepreneurial experience, which would provide the Company the advantage and benefit of its executives’ stature and all their connective networks within the industry.

Another important facet of marketing our projects to the entertainment industry is the protection and "proof-of-creation" as the creator. An aspiring writer need not be a member of any union to get protection for their writing. HGWT has submitted some of its most compelling show concepts to The Creators Vault to secure proof of creation for its work.

Currently, HGWT does not have any existing relationships or agreements with independent TV producers, producer’s agents, or TV executives.

REVENUE MODEL

Our mission is to maximize shareholder value by capitalizing on the demand for quality TV programming content and other interrelated media in the Reality TV genre that provide the audience with enjoyable entertainment and spur the dynamic growth potential of the Company.

Below is a description of the HGWT revenue model:

Concept Sales

The bulk of the Company’s initial revenues will come from the sales of our developed reality TV show concepts and related content (and all rights to them) to independent producers, production companies, etc. Such a deal structure means that HGWT will transfer all of the benefits of ownership of the reality TV show concept to the buyer at the time of sale for a negotiated amount, with no future payouts (such as profit participation, merchandizing, on-screen credits, licensing fees, etc.) The buyer may choose to utilize the concept they purchased as they please and are not obligated to keep it in the same format.

Concept Options

HGWT will aggressively pursue to option its developed reality TV projects to production companies, whereby a production company will secure exclusive rights to sell and produce a reality TV project during a limited time period. Once an option deal is signed, the Company will accept "option money" which is a down payment toward the negotiated purchase price we expect to receive when the project is sold/optioned to a studio or a network. Additionally, "profit participation" and "on-screen credit" terms may be negotiated. When the project is sold/optioned to a studio or a network, the studio then works to develop and produce the project for airing or distribution, and the Company will receive the balance of the purchase price. If the project is not sold within the specified time period, the ownership rights of the project will revert back to the Company.

Licensing Fees

In the future, as the Company continues to develop its portfolio of reality TV show concepts and grow its business connections within the entertainment industry, management intends to embark on strategic relationships with production companies that will express interest in licensing the Company’s projects. With adequate financing, HGWT will seek to produce approximately three pilots in reality-based TV show formats per year. The Company will present these pilots to production companies to see if they garner interest. In the case that a production company is interested in a particular pilot, they will pay a negotiated license fee for the rights to produce this television program. The license fee is re-negotiable every year and this fee will be directly dependent upon that show’s success during the preceding year.

We estimate that approximately 90% of our business revenue will come from the sales/options of our TV show concepts, and about 10% from licensing fees. We believe that developing strong and diversified reality TV show concepts in popular genres and engaging talented creative team will ensure a profitable operation and solidify the pillars for HGWT to weather occasional turns in the economy for long-term success.

GROWTH STRATEGY

The Company’s growth strategy is currently set as a three-stage initiative that will culminate within the next few years.

The first stage will include hiring additional key management, adding to the Board of Directors, and securing the vital agreements required to enter and participate in the Reality TV production industry, as well as capitalize on the demand for quality reality TV entertainment. At this stage, we will continue to offer our treatments for sale to the industry without the ability to produce a pilot. The Company currently is shopping around several Reality TV concepts/treatments, and has one project under review with a prospective buyer. This phase will last approximately 12 to 18 months and will serve to provide proof-of-concept for the Company in a highly cost-effective manner. We believe that, once reached, these milestones will provide us with name recognition and a large network of business relationships, and will position us to enter the second phase of our growth strategy.

Once the Company has achieved the goals set forth in their phase one strategy, HGWT will aggressively implement phase two of the growth strategy. In the second phase, the Company anticipates to outsource and expand its internal operations by engaging seasoned professionals in graphics, filmography, development and production to assist in advancing a TV show concept to the next level of actual production. While we do not currently produce reality shows, we are certain it will be easier to sell a television show if a pilot or a full season of episodes can be produced. In addition, the Company will also accept submissions of original content from agencies representing reality TV show writers for consideration of further development and production. The Company projects the second phase of operations will commence during the second year of operations, and will culminate with the onset of phase three by the beginning of year four.

The third phase of HGWT’s growth strategy will begin the expansion of our market penetration, whereby our created programming content is routinely sold to the entertainment industry. At this stage, management will direct its attention towards vertically integrating the operations that were previously outsourced, and becoming a premier full-service multi-faceted television production company that develops, sells, produces, packages and licenses shows and formats domestically and internationally.

REALITY TV INDUSTRY BACKGROUND AND ANALYSIS

History and Overview

Companies in reality TV industry produce unscripted/semi-scripted reality TV shows. Reality TV is a genre of TV programming that presents purportedly unscripted dramatic or humorous situations, documents actual events, and usually features ordinary people instead of professional actors. The genre of reality TV consists of various subgenres, including talent shows, game shows, special-living environment shows, hidden-camera shows, talk shows and dating shows.

Reality TV has morphed from radio game show and amateur talent competition. The pioneer in the genre of reality TV as we know it today was "This is Your Life," a show presenting the story of a real person's life and relying on the participation of real people, who were shot in front of a live audience or filmed on location. "This is Your Life" was originally broadcast on the radio in the late 1940s and made the switch to television in the early 1950s. In the 1960s and '70s the genre continued to evolve and expand into game and amateur talent shows. "Jeopardy!" and "Wheel of Fortune" game shows created by Merv Griffin were the major hits of their time. Then in 1965 premiered "The Dating Game", which was created by Chuck Barris. The first reality television program, American Family, was introduced in the late 70’s as a documentary miniseries.

During the 80’s, two things happened that would forever change the face of television: the popularity of both home VCR players and the use of cable. For the first time in American history, viewers were able to hone in on what they were interested in and were not limited to the same ten channels everyone else was watching. The relocation of viewers lead to a loss of network ratings due to a fragmentation of their once very stable demographics. Advertisers began to spread their dollars a little more thinly with the big four networks, and the television programming climate became even more competitive. Producers wanted to spend less and get more.

The next big shift in reality TV came in 1992, when MTV premiered "The Real World". Hundreds of 18- to 25-year-olds were auditioned, and a cast of seven was put together in a New York City loft where producers and editing crews filmed the group without script for three months. The immediate (and ongoing) hit spawned "Road Rules" -- and countless "Real World/Road Rules Challenge" shows. Television viewers and producers alike were given their first glimpse into the genre of reality television, and they liked it. Eight years later, "Survivor" was a major hit. Some of the shows that followed in the wake of the "Survivor" success were "Big Brother," "The Mole," "The Amazing Race" and "The Bachelor." As the genre began to evolve, there was a fundamental shift from programming rooted in investigative journalism to documentaries of diversion and display. The genre now encompasses unscripted dramas, makeover sagas, celebrity exposés, lifestyle-change shows, dating shows, talent extravaganzas and just about any kind of competition.

Essentially, reality TV was a perfect fit for an industry that was struggling to find ways to cut corners. Today reality TV accounts for a dominant chunk of network programming.

Industry Economics and Forecast

Reality TV has grown in popularity since its inception and has reached its viewership peak. More than ever, consumers are tuning into the singers, dancers, housewives and gamers of reality TV. However, funding for these TV shows dried up over the past five years, with total US advertising expenditure falling at an annualized 0.5% over the five years to 2012, according to IBISWorld industry analyst Justin Waterman (IBISWorld, Reality TV Production in the US, August 27, 2012, http://www.ibisworld.com/industry/reality-tv-production.html). With less money given to broadcasting studios for ad spots, TV networks had a smaller pool of revenue to buy reality TV shows from industry operators. As such, Reality TV Production industry revenue stayed relatively flat over the five years throughout 2012, growing only 0.9% per year on average to total $6 billion.

Although revenue growth was slow, the climate that the Reality TV Production industry operates in is improving as a result of loosened credit policies, lower interest rates, rising advertising expenditure and migrations to internet and mobile platforms. Industry growth, combined with lower costs of production (props, writers and vast shooting facilities are typically not required), has boosted profit margins from 2007 throughout 2012. Profit has also ballooned due to an influx of actors and actresses seeking to “star” in a reality TV show: lured by potential for fame and fortune, actors and actresses are increasingly willing to work for smaller paychecks. According to Waterman, there are about 768 reality TV production companies that compete with other content creators, such as online, broadcasting, cable, satellite and in-house network production companies, for a limited talent pool of top directors, writers, producers and other creative talent to produce top reality shows. Revenue is also highly dependent on fluctuating advertising spending and audience viewership numbers which have grown more fragmented across increasing numbers of broadcast, cable, satellite and premium subscription channels. Producers constantly have to develop new content to satisfy rapidly changing consumer tastes, which keeps concentration low. Several long-running reality series that major industry players have relied on for revenue, such as American Idol and Survivor, have declined in viewership, which caused industry concentration to fall in 2010. In 2011, however, industry leaders FremantleMedia Ltd. and One Three Inc. both launched successful shows – The X Factor and The Voice, respectively – which ultimately increased industry market share concentration over the past five years.

The next five years appear to foster growth, at least in terms of revenue and establishment growth. Driven by higher TV broadcasting studio's budgets (resulting from higher ad revenue) and online and portable reality TV content, industry revenue is forecast to rise over the five years to 2017. Increasingly though, consumers are growing tired of reality TV, so IBISWorld forecasts that Americans will gradually taper off their consumption of industry products, eventually reducing ratings and correlated advertising expenditures. Toward the end of the five-year period, the price paid for a reality TV show by a network is estimated to decrease.

The cost of reality TV in itself is the final factor in its current network saturation. The fact of the matter is reality TV is cheap to make, and in order to pursue a more “authentic” depiction of reality, cheap production is a must. Today Reality TV finds itself at the peak of an exponential growth. New shows come out every season taking the genre in a new direction by adding or enhancing plot devices from other genres. The line has become blurred as to where most other genres fit in to Reality TV because of the way that it has evolved. Though audiences may have grown tired of the genre completely, the growth of reality TV popularity has not slowed.  The reason for this is while producers are no longer struggling from the factors that lead to Reality TV’s primetime debut in the late 1980’s, a damaged economy and a lack of primetime success has ensured Reality TV’s stay. Most networks currently rely on their Reality TV shows to finance their much more expensive fictional primetime centerpieces. With the rapid growth in the genre it should not be surprising to find out that, reality TV shows are so popular today that there are plans in the works for their own prime time awards show.

COMPETITION

HGWT faces competition from within the independent reality TV developing community and the broader television industry. In addition to the large cable network and syndication companies, there are thousands of smaller development and production companies that write for either studio-backed or independent television projects. Virtually any development company that is engaged in developing and producing reality TV show concepts is considered our competition. In consideration of the Company’s lack of financial resources, scarcity of relationships within the reality television community, and absence of marketing tools, the Company is at a significant disadvantage relative to its more established competitors within the reality TV production industry.

Although the Company will cater to the Reality Television segments of the television syndication and cable network industry, the Company’s primary method of competition strategy is to market specifically to independent TV producers and smaller production companies. Independent producers and smaller production companies generally lack the resources required to conduct crucial show concept development work and they rely on third parties to supply them with well-developed concepts. HGWT believes catering to this segment will give the Company the competitive advantage it needs to be able to distinguish itself among its competitors. The Company will also prepare press releases, submit show concepts to major television media market festivals and conferences (such as NATPE, MIPCOM, BANFF, etc.), pitch shows to TV executives and producers, create Internet advertising and engage producer’s agents.

The Television production market is a highly competitive space in which success is primarily based on three concerns:

1. Timing
2. Relationships
3. Quality

In terms of timing, the Company firmly believes that the market is open as never before for novel reality TV programming. Hits such as Jersey Shore, The Apprentice, Real Housewives, etc. have primed the appetite of the reality television viewing audience for increasingly more edgy and controversial programming.

Although scarce, the Company believes Mr. Ray's pre-existing industry connections in the field will allow to tap into this highly lucrative industry with some level of credibility. Moreover, the Company already has several provocative treatments at different stages of development that it is currently shopping around and anticipates to sell to the TV industry, and has one project pending under review with a prospective buyer. With financing, HGWT will have the ability to tape pilots, which we are certain will make them an easier sell.

HGWT is finely tuned in to the demands of the audience and is currently developing several compelling and provocative show concepts that we hope will be fan favorites in the Reality TV genre. We make sure to identify an idea or a story within a reality TV programming genre that is popular or gaining in popularity and will captivate the audience and transcend their expectations. The Company is dedicated to producing projects that are both creatively distinctive and commercially rewarding. We take pride in our capacity to create show concepts spanning the entire creative spectrum and are committed to making quality groundbreaking television.

EMPLOYEES

The Company has no employees. The Company's sole officer and director, Mr. Ray, manages the Company's daily operations and oversees all aspects of its strategic development, including, but not limited to, content development, marketing and execution of its business plan. Mr. Ray receives no compensation.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

General

The Company's overall plan of operations is to develop independent reality TV concepts for sale, option and licensure, with a goal toward catering to independent producers, cable television networks, syndication companies, and other entities. Currently, the Company does not have any agreements with, or sales to, any independent producers, cable television networks or syndication companies.

The Company’s plan of operation for the next 12 months is to continue with its current business operations in the independent reality TV production industry. Since its inception, the Company has completed work on 2 reality TV concepts and has several projects in development. The Company intends to generate revenue through marketing and selling of the reality TV programming it produces. The Company currently is shopping around its developed Reality TV concepts/treatments, and has one project under review with a prospective buyer. We anticipate to sell our projects to the entertainment industry. However, the Company can provide no assurance that it will be able to generate any revenue from them. At this time, we will continue to offer our treatments for sale to the industry without the ability to produce a pilot. Operating capital has been raised through an initial cash investment by Mr. Ray. If HGWT does not successfully generate profits from future sales/licensing of its reality TV projects, there are no assurances that the Company will be able to raise additional capital for operations.

HGWT has not been able to generate profit since inception. As a start-up company we generated expenses due to our business development, and did not realize any revenue to offset these expenses. We have incurred losses from inception through December 31, 2013 of $10,029. The Company’s inception was December 18, 2013 and therefore the Company can provide no financial comparisons to previous quarterly periods or fiscal years. The Company will not provide any forecasts of future earning or profitability. The future success of the Company cannot be ascertained with any certainty, and until the Company secures future sales of its reality TV programming content, no such forecast or future guidance will be formulated or provided.

As of December 31, 2013, our cash balance was $20,000 with current liabilities of $4,500. We believe that we will need $40,000 in capital, including the capital raised in this offering, in order to maintain our current and planned operations through the next 12 months.

Business Objectives

The Company will strive to meet the following goals:

•           Building and expansion of the Company’s operations
•           Executing of our business plan
•           Obtaining capital, as necessary, through sales of our common stock
•           Continuously adding to our portfolio of well-developed groundbreaking programming content
•           Successful marketing of our reality TV concepts to potential customers and contacts throughout the entertainment community to procure interest in the projects.

Mission Statement

Our mission is to capitalize on the demand for quality TV and produce innovative programming content and other interrelated media in the Reality TV genre that provide the audience with enjoyable entertainment and spur the dynamic growth potential of the Company, thereby maximizing shareholder value.

Keys to Success

HGWT’s success is greatly dependent on its ability to identify a gap in the market and cater to the unsatisfied demand. In recent years the television industry experienced changing dynamics which resulted in an acute shortage of development capital for new projects. Independent producers and smaller production companies generally lack the resources required to conduct crucial show concept development work and they rely on third parties to supply them with well-developed concepts. This is the market that the Company has identified and will attempt to fill.

The primary keys to success for the Company are the following factors:

•           Establishing a strong presence in targeted markets
•           Establishing connections with entertainment advertising agencies and marketing firms
•           Building a network of industry contacts (e.g. utilizing Hollywood Creative Directory at hcdonline.com) to create additional visibility for the Company and our products.

Liquidity

Currently, we are relying on equity capital and sales of our reality TV programming content. Currently, we pay costs associated with running a business on a day to day basis.

As of December 31, 2013 we had cash on hand of $20,000 with current liabilities of $4,500. We have incurred losses from inception through December 31, 2013 of $10,029. We used cash of $5,529 in operating expenses from inception through December 31, 2013.

We believe that we will need $40,000 in capital, including the capital raised in this offering, in order to maintain our current and planned operations through the next 12 months. We intend to raise the capital through the sale of shares of our common stock and through the sale of reality TV programming content we produce.

To the extent that our capital resources are insufficient to meet current or planned operating requirements, we will seek additional funds through equity or debt financing, collaborative or other arrangements with corporate partners, licensees or others, and from other sources, which may have the effect of diluting the holdings of existing shareholders. The Company has no current arrangements with respect to, or sources of, such additional financing and we do not anticipate that existing shareholders will provide any portion of our future financing requirements.

No assurance can be given that additional financing will be available when needed or that such financing will be available on terms acceptable to the Company. If adequate funds are not available, we may be required to delay or terminate expenditures for certain of its programs that it would otherwise seek to develop and commercialize. This would have a material adverse effect on the Company.

Results of Operations

For the period from inception through December 31, 2013

Revenue

During the period from inception on December 18, 2013 through December 31, 2013 we did not generate any revenues.

Expenses

During the period from inception on December 18, 2013 through December 31, 2013 we incurred operating expenses in the amount of $10,029 which consisted of $5,529 of general and administrative expenses and $4,500 of professional fees.

Net Loss

We had a net loss of $10,029 for the period from inception on December 18, 2013 through December 31, 2013.

Equity and Capital Resources

To date, we have funded our operations through owner's equity. From inception, we have not borrowed funds.

We expect our expenses will continue to increase during the foreseeable future as a result of increased operational expenses. Consequently, we are dependent on the proceeds from future debt or equity investments to sustain our operations and further implement our business plan. If we are unable to raise sufficient capital, we will be required to delay or forego some portion of our business plan, which would have a material adverse affect on our anticipated results from operations and financial condition. There is no assurance that we will be able to obtain necessary amounts of capital or that our estimates of our capital requirements will prove to be accurate. As of the date of this prospectus we did not have any commitments from any source to provide additional capital. Even if we are able to secure outside financing, it may not be available in the amounts or the times when we require. Furthermore, such financing would likely take the form of bank loans, private placement of debt or equity securities or some combination of these. The issuance of additional equity securities would dilute the stock ownership of current investors while incurring loans, leases or debt would increase our capital requirements and possible loss of valuable assets if such obligations were not repaid in accordance with their terms.

Off-balance Sheet Arrangements

Since our inception through December 31, 2013 we have not engaged in any off-balance sheet arrangements.

DESCRIPTION OF PROPERTY

Have Gun Will Travel Entertainment, Inc.’s corporate and operational offices are headquartered in the heart of the Warner Center Business District of Woodland Hills and are located at 5850 Canoga Ave., 4th Floor, Woodland Hills, CA 91367.

We lease our current office space. The lease is $99 per month. The monthly rent includes access to a fully furnished private office suite and conference rooms, reception service and a research library. HGWT believes that the rent expenses are at the current market rates. When necessary, the Company will lease a larger space to accommodate future growth.

LEGAL PROCEEDINGS

We are not a party to any material or legal proceeding and, to our knowledge, none is contemplated or threatened.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our Board of Directors currently consists of one member. The director holds office until his successor is duly elected by the stockholders. The executive officer serves at the pleasure of the Board of Directors. Our current director and executive officer is:

Name	Age	Position	Year Appointed

Tommie Ray	66	President, Treasurer, Secretary and Director	2013

Tommie Ray – President, Treasurer, Secretary, and Director – Mr. Ray is an accomplished actor mostly known for States of Grace (2005), Life at the Resort (2011), and Year of the Rat (2011) which he also co-directed.

Mr. Ray earned his Bachelor of Fine Arts degree in Theatre Arts from the University of Memphis in 1975; received extensive training at Van Mar Academy of Motion Pictures and Television Acting; and over the years gained invaluable experience in camera techniques, script analysis, advanced character development, commercial aspects of business, etc. Throughout his career, Mr. Ray has appeared in 18 movies and performed in 12 theatrical productions. He is songwriter, a published poet and playwright. Most recently, Mr. Ray founded Have Gun Will Travel Entertainment, Inc. and embarked on a carrier of a professional reality TV show producer.

Board Committees

Audit committee

We do not have a separately-designated standing audit committee. The Board of Directors performs the functions of an audit committee, but no written charter governs the actions of the Board of Directors when performing the functions that would generally be performed by an audit committee. The Board of Directors approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting. In addition, the Board of Directors reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor.

Compensation and Nominations Committees

We currently have no compensation or nominating committee or other board committee performing equivalent functions. Currently, the member of our Board of Directors participates in discussions concerning executive officer compensation and nominations to the Board of Directors.

Code of Conduct and Ethics

We have adopted a Code of Ethics, as required by sections 406 and 407 of the Sarbanes-Oxley Act of 2002. It has been filed as an Exhibit to our registration statement.

Indemnification of Executive Officers and Directors

The Nevada Revised Statutes permits indemnification of directors, officers, and employees of corporations under certain conditions subject to certain limitations. In the event that a claim for indemnification (other than the payment by us of expenses incurred or paid by our directors and officers in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is appropriate and will be governed by the final adjudication of such issue.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

EXECUTIVE COMPENSATION

No officers or directors have received annual compensation since the inception of the Company. There has been no compensation awarded to, earned by, or paid to any of the named executive officers or directors.

As our business progresses and grows, we expect to hire and begin paying salaries to other officers and directors. We also expect to hire part-time and full-time employees and consultants who will be paid compensation and consulting fees.

Stock option plan

We do not have a stock option plan and we have not issued any warrants, options or other rights to acquire our securities. However, we intend to adopt an incentive and non-statutory stock option plan in the future.

Employee Pension, Profit Sharing or other Retirement Plans

We do not have a defined benefit, pension plan, profit sharing or other retirement plan, although we may adopt one or more of such plans in the future.

Director's compensation

At present we do not pay our director for attending meetings of our Board of Directors, although we may adopt a director compensation policy in the near future.

Related Party Transactions

On December 30, 2013, HGWT issued 8,500,000 shares of 0.001 par value common stock to Tommie Ray, an officer and director, in exchange for cash of $20,000 and expenses paid on the Company's behalf of $5,529.

The Company has no employment contracts at this time.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth, as of December 31, 2013, the ownership of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our director, or executive officer and our executive officers and directors as a group. To the best of our knowledge, the person named has sole voting and investment power with respect to such shares, except as otherwise noted. There are no known pending or anticipated arrangements that may cause a change in control.

		Percentage of Outstanding Common Stock
Name and Address of Beneficial Owner	Shares Beneficially Owned (1)	Prior to Offering	After Offering

Tommie Ray 5850 Canoga Avenue, 4th Floor Woodland Hills, CA 91367-6554	8,500,000	100%	63%(2)

Officers with Directors as a group (1)	8,500,000	100%	63%(2)

(1)	Includes all shares each director and officer has the right to acquire within sixty days.
(2)	Assumes that all of the shares being offered are sold.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

To the best of the Company’s knowledge, there are no transactions during the Company’s last two full fiscal years and the current fiscal year or any currently proposed transaction, involving the issuer, in which: i) the amount involved exceeds the lesser of $120,000 or one percent of the average of the issuer’s total assets at year end for its last three fiscal years; and ii) any related person had or will have a direct or indirect material interest.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 70,000,000 shares of common stock, $.001 par value per share, of which 8,500,000 shares are issued and outstanding. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders. The Board of Directors may not cause a reverse split of the outstanding common stock of the Company without an affirmative vote of the holders of 50% of the capital stock of the corporation entitled to vote or by the consent of the stockholders. Shares of common stock of the Company may be issued from time to time without prior approval by the stockholders. Common stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of common stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.

Preferred Stock

We are authorized to issue 5,000,000 shares of preferred stock, $.001 par value, of which no shares are issued and outstanding. Shares of preferred stock of the Company may be issued from time to time without prior approval by the stockholders. Preferred stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of preferred stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no public trading market for our common stock and a regular trading market may not develop, or if developed, may not be sustained. Unless and until a trading market exists, a stockholder in all likelihood will not be able to resell his or her securities should he or she desire to do so. While we will endeavor to have our common stock listed for trading on the OTC Markets (OTCQB), there is no assurance that we will be able to do so. We have no current proposals, arrangements, or understandings with any person with regard to the development of a trading market in our common stock.

The process for listing a company's shares for trading on the OTCQB is a lengthy one. The process requires a market maker to file a listing application with FINRA on our behalf. The application is reviewed by FINRA and may or may not be approved. The process of seeking OTCQB listing can take 60 days or more to complete and any listing is contingent on FINRA approving our application. If our application is approved, FINRA will assign us a trading symbol which will then become listed and quoted on the OTCQB. Being listed on the OTCQB will facilitate buyers and sellers to consummate purchases and sales of our stock as well as allowing the market price to adjust to reflect current valuations of our business. We do not anticipate engaging a market maker to initiate the OTCQB listing application until this offering has been completed.

Conflict of Interest

The current officer and director of the Company shall devote full-time to the Company. If a specific business opportunity becomes available, such person may face a conflict in selecting between our business interest and their other business interests. The policy of the Board is that any personal business or corporate opportunity incurred by an officer or director of the Company must be examined by the Board and turned down by the Board in a timely basis before an officer or director can engage or take advantage of a business opportunity which could result in a conflict of interest.

None of the following parties has, since the date of incorporation, had any material interest, direct or indirect, in any transaction with the Company or in any presently proposed transaction that has or will materially affect us:

●	The officer and director;
●	Any person proposed as a nominee for election as a director;
●	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to the outstanding shares of common stock;
●	Any relative or spouse of any of the foregoing persons who have the same house as such person.

As per the definition of a “promoter”, generally defined as anyone involved in the formation of the issuer, Mr. Ray, the incorporator of the Company, would be considered a “promoter.”

The term “promoter” includes: i) any person who, acting alone or in conjunction with one or more persons, directly or indirectly takes initiative in founding and organizing the business or enterprise of an issue; or ii) any person who, in connection with the founding and organizing of the business or enterprise of an issuer, directly or indirectly receives in consideration of services or property, or both services and property, 10 percent or more of any class securities of the issuer or 10 percent or more of the proceeds from the sale of any class of such securities. However, a person who receives such securities or proceeds either solely as underwriting commissions or solely in consideration of property shall not be deemed a promoter within the meaning of this paragraph, if such person does not otherwise take part in founding and organizing the enterprise.

Other than Mr. Ray, there are no promoters being used in relation with this offering. No persons who may, in the future, be considered a promoter will receive or expect to receive any assets, services or other consideration from the Company. No assets will be or are expected to be acquired from any promoter on behalf of the Company.

Penny Stock Considerations

Our common stock will be deemed to be "penny stock" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $100,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to:

Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and

Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to buy or sell shares of our common stock, which may affect the ability of selling stockholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our common stock even if our common stock becomes publicly traded. In addition, the liquidity for our common stock may be decreased, with a corresponding decrease in the price of our common stock. Our shares are likely to be subject to such penny stock rules for the foreseeable future.

Common Stock Currently Outstanding

As of December 31, 2013, all of our currently outstanding shares consist of 8,500,000 shares of restricted common stock.

Holders

As of the date of this registration statement, we had one stockholder of record of our common stock.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying any dividends in the foreseeable future. We plan to retain future earnings, if any, for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Reports to Stockholders

We are currently not subject to the information and reporting requirements of the Securities Exchange Act of 1934 but will be following the effectiveness of this registration statement. At that time, we will file all necessary periodic reports, and other information with the SEC. We intend to send annual reports to our stockholders containing audited financial statements.

Transfer Agent

Manhattan Transfer Registrar Co., 57 Eastwood Road, Miller Place, NY, 17764, Phone: 877.645.8691, Fax: 631.209.8143, is the registrar and transfer agent for our Common Stock.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws, subject to the provisions of the Nevada Revised Statutes, contain provisions which allow the Company to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in or not opposed to the best interest of the Company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

EXPERTS

Financial Auditors

Current financial statements for the period from inception included in this prospectus have been so included in reliance on the report of CPA Services Corp., 18501 Pines Blvd., Suite 204, Pembroke Pines, 33029, independent public accountant, given on that firm’s authority as experts in auditing and accounting.

Legal Counsel Providing Legal Opinion

The validity of the issuance of the shares of common stock will be passed upon for the company by Matthew McMurdo, Esq. Counsel has additionally consented to his opinion being included as an exhibit to this filing. Additionally, counsel has consented to being named in the prospectus.

The legal counsel that passed their opinion on the legality of these securities is:

Matthew McMurdo, Esq.
28 West 44th Street, 16th Floor
New York, NY 10036

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 (File Number ___________) under the Securities Act of 1933 regarding the shares of common stock offered hereby. This prospectus does not contain all of the information found in the registration statement, portions of which are omitted as permitted under the rules and regulations of the SEC. For further information regarding us and the securities offered by this prospectus, please refer to the registration statement, including its exhibits and schedules. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of the terms of those documents. The registration statement of which this prospectus forms a part, including its exhibits and schedules, may be inspected and copied at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

The SEC maintains a web site on the Internet at www.sec.gov. Our registration statement and other information that we file with the SEC are available at the SEC's website.

We intend to make available to our stockholders annual reports (on Form 10-K) containing our audited consolidated financial statements and make available quarterly reports (on Form 10-Q) containing our unaudited interim consolidated financial information for the first three fiscal quarters of each of our fiscal years.

If you are a stockholder, you may request a copy of these filings at no cost by contacting us at:

Have Gun Will Travel Entertainment, Inc.
5850 Canoga Avenue, 4th Floor
Woodland Hills, CA 91367-6554

HAVE GUN WILL TRAVEL ENTERTAINMENT INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

From Inception (December 18, 2013) Through December 31, 2013

CPA Services Corp Com

enrique@cpaservicescorp.com
www.cpaservicescorp.com
 (754) 400 - 1040
18501 Pines Blvd - #207
Pembroke Pines, FL 33029

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PCAOB REGISTERED

To the Board of Directors
HAVE GUN WILL TRAVEL ENTERTAINMENT INC.
(A Development Stage Company)

We have audited the accompanying balance sheet of HAVE GUN WILL TRAVEL ENTERTAINMENT INC. (A Development Stage Company) as of December 31, 2013, and the related statements of operations, stockholders’ equity and cash flows from inception on December 18, 2013 through December 31, 2013. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HAVE GUN WILL TRAVEL ENTERTAINMENT INC. (A Development Stage Company) as of December 31, 2013 and the results of its operations and its cash flows from inception on December 18, 2013 through December 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has not generated any revenues, has accumulated a loss of $10,029 and currently lacks the capital to pursue its business plan, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are described in Note I. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Pembroke Pines, Florida
Monday, February 03, 2014

Enrique Nowogrodzki, CPA

HAVE GUN WILL TRAVEL ENTERTAINMENT, INC.
Balance Sheet

ASSETS
December 31,
2013
CURRENT ASSETS

Cash and cash equivalents	$20,000

Total Current Assets	20,000

TOTAL ASSETS	$20,000

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Accounts payable and accrued liabilities	$4,500

Total Current Liabilities	4,500

Total Liabilities	4,500

STOCKHOLDERS' EQUITY

Preferred shares: $0.001 par value, 5,000,000 shares authorized: no shares issued and outstanding	-

Common shares: $0.001 par value, 70,000,000 shares authorized: 8,500,000 shares issued and outstanding	8,500

Additional paid-in capital	17,029
Deficit accumulated during the exploration stage	(10,029)

Total Stockholders' Equity	15,500

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$20,000

The accompanying notes are an integral part of these financial statements.

HAVE GUN WILL TRAVEL ENTERTAINMENT, INC.
Statement of Operations

From Inception on December 18, 2013 Through December 31, 2013

REVENUES	$-

OPERATING EXPENSES

Professional fees	4,500

General and administrative	5,529

Total Operating Expenses	10,029

LOSS FROM OPERATIONS	(10,029)

LOSS BEFORE INCOME TAXES	(10,029)

Provision for income taxes	-

NET LOSS	$(10,029)

BASIC AND DILUTED LOSS PER SHARE	$(0.02)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING - BASIC AND DILUTED	653,846

The accompanying notes are an integral part of these financial statements.

HAVE GUN WILL TRAVEL ENTERTAINMENT, INC.
Statement of Cash Flows

From
Inception on
December 18, 2013
to December 31,
2013
OPERATING ACTIVITIES

Net loss	$(10,029)
Adjustments to reconcile net loss to
Operating expenses paid by shareholder	5,529
net cash used in operating activities:
Changes in operating assets
and liabilities:
Accounts payable and
accrued expenses	4,500

Net Cash Used in
Operating Activities	-

INVESTING ACTIVITIES

Net Cash Used in
Investing Activities	-

FINANCING ACTIVITIES

Proceeds from sale of common stock	20,000

Net Cash Provided by
Financing Activities	20,000

NET INCREASE (DECREASE) IN CASH	20,000
CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$20,000

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$-
Income taxes	$-

The accompanying notes are an integral part of these financial statements.

HAVE GUN WILL TRAVEL ENTERTAINMENT, INC.
Statement of Stockholders' Equity

						Deficit
						Accumulated
					Additional	During the	Total
	Preferred Stock		Common Stock		Paid-In	Exploration	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Stage	Equity

Balance, December 18, 2013 (Inception)	-	$-	-	$-	$-	$-	$-

Common stock issued for cash	-	-	8,500,000	8,500	17,029	-	25,529

Net loss for the year ended December 31, 2013	-	-	-	-	-	(10,029)	(10,029)

Balance, December 31, 2013	-	$-	8,500,000	$8,500	$17,029	$(10,029)	$15,500

The accompanying notes are an integral part of these financial statements.

HAVE GUN WILL TRAVEL ENTERTAINMENT, INC
(A Development Stage Company)
Notes to the Financial Statements
December 31, 2013

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Organization
Have Gun Will Travel Entertainment, Inc. (the “Company"), a Nevada Corporation, was formed on December 18, 2013 with authorized capital of 70,000,000 shares of common stock, par value of $0.001 per share and 5,000,000 shares of preferred stock, par value of $0.001.

The Company has not generated any revenues and has incurred an accumulated deficit of $10,029 since inception. The Company has incurred a loss of $10,029 from inception on December 18, 2013 through the year ended December 31, 2013. The Company faces all the risks common to companies in their early stages of development including under capitalization and uncertainty of funding sources, high initial expenditure levels, uncertain revenue streams, and difficulties in managing growth. These factors raise substantial doubt regarding the ability of the Company to continue as a going concern. Continuation as a going concern is dependent upon achieving a profitable level of operations and on the ability of the Company to obtain necessary financing to fund ongoing operations. The Company’s financial statements do not reflect any adjustments that might result from the outcome of this uncertainty.

The Company prepares its financial statements in accordance with generally accepted accounting principles in the United States. In the opinion of management, all adjustments have been made to present fairly the financial statements of the Company. This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred. The financial statements are expressed in U.S. funds.

Accounting Estimates
The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Areas where management uses subjective judgment include valuation of equity instruments and related party transactions. Actual results can differ from those estimates and assumptions.

Stock-based Compensation
Stock-based compensation expense includes the estimated fair value of equity awards vested during the reporting period.  The expense for equity awards vested during the reporting period is determined based upon the grant date fair value of the award and is recognized as expense over the applicable vesting period of the stock award using the straight-line method.

Earnings (Loss) per Share
Basic and diluted earnings (loss) per common share is calculated using the weighted average number of common shares outstanding during the period. The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

Cash and Cash Equivalents
The company considers all highly liquid investments with original maturities of three months or less to be cash or cash equivalents.

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements
Management has considered all recent accounting pronouncements issued since the last audit of its consolidated financial statements. The Company’s management believes that these recent pronouncements will not have a material effect on the Company’s consolidated financial statements.

Revenue Recognition
The Company’s policy is to recognize revenues from the sale of services when the sale is completed and interest earned on an accrual basis when earned. Specifically, revenue is recognized when persuasive evidence of an arrangement exists, the price is fixed or determinable, and collectability is reasonably assured.

Fair Value of Financial Instruments
The carrying amounts of share subscriptions receivable approximate their fair values because of the short-term nature of these instruments. Common shares are valued at the lower of cost or market value.

Impairment of Long-Lived Assets
Long-lived assets held and used by the Company are reviewed for possible impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the estimated undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value thereof.

Comprehensive Income
FASB ASC 220-10-20: Comprehensive Income establishes standards for the reporting and disclosure of comprehensive income and its components, which will be presented in association with a company's financial statements. Comprehensive income is defined as the change in a business enterprise's equity during a period arising from transactions, events or circumstances relating to non-owner sources, such foreign currency translation adjustments and unrealized gains or losses on available-for-sale securities. It includes all changes in equity during a period except those resulting from investments by or distributions to owners.

NOTE 2 – INCOME TAXES

Net deferred tax assets consist of the following components:

December 31, 2013
Deferred tax asset	$3,410
Valuation allowance	(3,410)
Net deferred tax asset	$-

The income tax provision differs from the amount of income tax determined by applying the U.S. federal and state income statutory tax rates to pretax income (loss) from continuing operations as follows:

December 31, 2013
Tax benefit at statutory rates	$(3,410)
Impairment of asset	-
Change in valuation allowance	3,410
Net deferred tax asset	$-

The Company has accumulated net operating loss carryovers of approximately $10,029 as of December 31, 2013 which are available to reduce future taxable income.  Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for federal income tax reporting purposes may be subject to annual limitations. A change in ownership may limit the utilization of the net operating loss carry forwards in future years. The tax losses begin to expire in 2033. The fiscal year 2013 remains open to examination by federal tax authorities and other tax jurisdictions.

NOTE 3 – RELATED PARTY TRANSACTIONS

During the period ended from inception on December 18, 2013 through December 31, 2013 the company issued 8,500,000 shares of common stock to a related party for cash of 20,000 and expenses paid on the Company’s behalf of $5,529.

NOTE 4 – GOING CONCERN

Management has developed a strategic plan to develop its management team and business plan. Management anticipates generating sufficient revenue to fund the operations of the Company during the next fiscal year.

NOTE 5 – CAPITAL STOCK

Common shares: $0.001 par value, 70,000,000 shares authorized: 8,500,000 shares issued and outstanding

Preferred shares: $0.001 par value, 5,000,000 shares authorized: no issued and outstanding shares

NOTE 6 – CONTINGENCIES

The Company may from time to time be subject to legal proceedings and claims that may arise in the ordinary course of its business. There are no legal matters pending at the present date.

NOTE 7 – CERTIFICATION INFORMATION AND DISCLOSURE STATEMENT

All information furnished herein has been prepared from the books and records obtained from HAVE GUN WILL TRAVEL ENTERTAINMENT, INC. in accordance with rule 15c2-11 (a)(5) promulgated under the Securities and Exchange Act of 1934, as amended, and is intended as information to be used by the public. No dealer, salesman or any other person has been authorized to give any information or to make any representations not contained herein in connection with the Company. Any representations not contained herein must not be relied upon as having been made or authorized by the Company.

NOTE 8 – CAUTIONARY STATEMENT FOR PURPOSES OF THE “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT

Any statements in this report that are not historical facts are intended to fall within the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect”, “look”, “believe”, and “anticipate”, “may”, “will”, or similar statements or variations of such terms. Any forward-looking statements should be considered in light of the risks and uncertainties associated with Riverdale Capital Ltd. and its businesses, economic and market conditions prevailing from time to time, and the application and interpretation of Federal and state tax laws and regulations, all of which are subject to material changes and which may cause actual results to vary materially from what had been anticipated. Certain factors that could affect the Company include conditions affecting revenues, reliance on key personnel, competition, and regulatory and legal matters.

NOTE 9 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, Company management reviewed all material events through the date of this report and determined that there are no material subsequent events to report.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following are our expenses related to our initial public offering:

Securities and Exchange Commission Registration Fee	$12.88
Legal Fees	10,500.00
Accounting Fees	5,000.00
Printing and Engraving	1,000.00
Blue Sky Qualification Fees and Expenses	0.00
Transfer Agent Fee	600.00
Miscellaneous*	2,887.12

TOTAL	$20,000.00
__________
* Estimated

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant is a Nevada corporation and the provisions of the Nevada Revised Statutes will be applicable to the indemnification the Registrant offers to its officers, directors and agents. In its By-laws the Registrant generally agrees to indemnify each person who is a director or officer of the Registrant, or serves at the request of a director or officer as a director, officer, employee or agent of another company, in accordance with the Registrant's By-laws, to the fullest extent permissible by the Nevada Revised Statutes or other applicable laws. In its By-laws the Registrant indicates that, in connection with any such indemnification, it is within the discretion of the Board of Directors whether to advance any funds in advance of disposition of any action, suit or proceeding.

Under the Articles of Incorporation, the By-laws, and the Nevada Revised Statutes, no director of the Registrant will be personally liable to the Registrant or its stockholders for monetary damages, or expenses in defense of an action, for breach of fiduciary duty as a director or by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or serving in such capacity for another entity at the request of the Registrant, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or there is reasonable cause to believe it was unlawful, or (iii) for any transaction from which the director derived an improper personal benefit. The Registrant has the power to purchase and maintain insurance on behalf of any persons potentially eligible for indemnification. The rights to indemnification are also applicable to those persons entitled to such rights by virtue of the Registrant's consummation of a business combination, including such consummations wherein the Registrant is merged into or reorganized as a new entity.

The foregoing description of available indemnification is a summary only, and is qualified in its entirety by the complete terms and provisions of the Nevada Revised Statutes and also the Registrant's Articles of Incorporation and By-laws, filed herewith as exhibits.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Below is a chart of all the unregistered shareholder who purchased shares since inception. This shareholder is the sole shareholder, officer and director of the Company.

The chart provides detail on the sales price of the security, person purchasing the security, the date and amount of the security.

St	Cert No	Name	Common Stock Shares	per share $	Total Pd	Address	Method of Payment	Date of Payment	Underwriter	Exemption from Registration
CA	001	Tommie Ray	8,500,000	.0030034	$25,529	5850 Canoga Ave. 4th Floor Woodland Hills, CA 91367	Cash/Paid Expenses	12/29/13	No	Section 4(2)

On December 30, 2013, the Company issued 8,500,000 shares of 0.001 par value common stock to Tommie Ray, an officer and director, in exchange for cash of $20,000 and expenses paid on the Company's behalf of $5,529. This sale of stock did not involve any public offering, general advertising or solicitation. At the time of the issuance, Mr. Ray had fair access to and was in possession of all available material information about the Company, as he is the sole officer and director of HGWT. The shares will bear a restrictive transfer legend in accordance with Rule 144 under the Securities Act. On the basis of these facts, we claim that the issuance of stock to our founding shareholder qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

ITEM 16. EXHIBITS

3.1	Articles of Incorporation for Have Gun Will Travel Entertainment, Inc.
3.2	By-Laws of Have Gun Will Travel Entertainment, Inc.
4.1	Form of Specimen Stock Certificate
5.1	Opinion of Matthew McMurdo, Esq., legal counsel.
14.1	Code of Financial Conduct, Business Conduct and Ethics
23.1	Consent of CPA Services Corp.
23.2	Consent of Matthew McMurdo, Esq. (included in Exhibit 5.1)
99.1	Subscription Agreement

ITEM 17. UNDERTAKINGS

UNDERTAKINGS

The Registrant undertakes:

1.   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrant is registering securities under Rule 415 of the Securities Act and hereby undertakes:

1.   To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)	Include any additional or changed material information on the plan of distribution.

2.   That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.   The undersigned Registrant hereby undertakes that:

A.   For determining liability of the undersigned issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned issuer undertakes that in a primary offering of securities of the undersigned issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned issuer relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned issuer or used or referred to by the undersigned issuer;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned  issuer or its securities provided by or on behalf of the undersigned issuer; and

iv.	Any other communication that is an offer in the offering made by the undersigned issuer to the purchaser.

B. That for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

"Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable."

In the event that a claim for indemnification against such liabilities (other than the payment by the issuer of expenses incurred or paid by a director, officer or controlling person of the issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

53

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, on February 5, 2014.

HAVE GUN WILL TRAVEL ENTERTAINMENT, INC.

By:	/s/ Tommie Ray
Tommie Ray, President, Treasurer, Secretary and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

/s/ Tommie Ray	Dated: February 5, 2014
Tommie Ray, President, Treasurer, Secretary and Director
Principal Executive Officer Principal Financial Officer Principal Accounting Officer